UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

Daktronics, Inc.
(Name of Registrant as Specified in its Charter)

____________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

DAKTRONICS, INC.
201 Daktronics Drive
Brookings, South Dakota 57006

SUPPLEMENT DATED AUGUST 27, 2024
TO PROXY STATEMENT DATED AUGUST 5, 2024 FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD SEPTEMBER 4, 2024

On August 5, 2024, Daktronics, Inc. (the “Company”) filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission for the Company’s Annual Meeting of Stockholders scheduled for September 4, 2024 (the “Annual Meeting”). The Company is filing this supplement to its Proxy Statement solely to correct an inadvertent error in the number of shares of common stock outstanding as of the close of business on July 8, 2024, the record date for the Annual Meeting (the “Record Date”), as previously disclosed in the Proxy Statement.

The number of shares of the Company’s common stock outstanding on the Record Date reported in the Proxy Statement inadvertently excluded 60,253 shares of common stock had been exercised and issued as of the record date.

The correct number of shares outstanding on the Record Date is 46,402,325, all of which are entitled to vote at the Annual Meeting. Accordingly, the references to 46,342,072 shares of common stock on pages 1 and 4 of the Proxy Statement are hereby replaced with 46,402,325 shares of common stock.

The correction of the number of shares outstanding at the close of business on the Record Date had no effect on the beneficial ownership percentages as reported in the Proxy Statement in the table under the heading “Security Ownership of Certain Beneficial Owners and Management”.

This supplement does not modify, change, amend, supplement or otherwise affect any of the other disclosures contained in the Proxy Statement.